Exhibit 99.1

MEDIA RELEASE

AmTrust Go-Private Transaction Receives Regulatory Approval

Transaction Expected to Close on November 29, 2018

NEW YORK, November 27, 2018 - AmTrust Financial Services, Inc. (Nasdaq: AFSI) (“AmTrust” or the “Company”) today announced that it has obtained all regulatory approvals required to complete the merger transaction in which Evergreen Parent, L.P., an entity formed by private equity funds managed by Stone Point Capital LLC, together with Barry Zyskind, Chairman and CEO of AmTrust, George Karfunkel and Leah Karfunkel (collectively, the “Karfunkel-Zyskind Family”), will acquire the approximately 45% of the Company’s issued and outstanding common shares that the Karfunkel-Zyskind Family and certain of its affiliates and related parties do not presently own or control. The merger transaction is expected to close on November 29, 2018.

The transaction was approved by AmTrust common stockholders at a special meeting of stockholders held on June 21, 2018. At closing, under the terms of the amended merger agreement, AmTrust common stockholders will receive $14.75 in cash for each share of AmTrust common stock they own. Following the close of the transaction, AmTrust common stock under the symbol “AFSI” will cease trading and will be delisted from the NASDAQ Stock Market.

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., a multinational insurance holding company headquartered in New York, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile, general liability and extended service and warranty coverage through its primary insurance subsidiaries rated “A-” (Excellent) by A.M. Best. AmTrust is included in the Fortune 500 list of largest companies. For more information about AmTrust visit www.amtrustfinancial.com.

About Stone Point Capital LLC

Stone Point Capital LLC (www.stonepoint.com) is a financial services-focused private equity firm based in Greenwich, CT. The firm has raised and managed seven private equity funds - the Trident Funds - with aggregate committed capital of approximately $19 billion. Stone Point targets investments in the global financial services industry, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies.

Forward Looking Statements

This news release contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, and estimates of the impact of material weaknesses in our internal control over financial reporting, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the ability to recognize the benefits of the merger, the amount of the costs, fees, expenses and charges related to the merger, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a further downgrade in the financial strength ratings of our insurance subsidiaries, changes in tax laws, the effect of the performance of financial markets on our investment portfolio, the amounts, timing and prices of any share repurchases made by us under our share repurchase program, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, our ability to timely and effectively remediate the material weakness in our internal control over financial reporting and implement effective internal control over financial reporting and disclosure controls and procedures in the future, access to public markets to raise debt or equity capital, risks associated with conducting business outside the United States, the impact of Brexit, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd. or National General Holdings Corp., breaches in data security or other disruptions with our technology, any inability to keep pace with technological advances, heightened competition, changes in pricing environments, changes in asset valuations and the results of legal proceedings, including litigation relating to the merger. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The projections and statements in this news release speak only as of the date of this news release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

AmTrust Financial Services
Chaya Cooperberg
Chief Human Resources Officer & EVP Corporate Affairs
chaya.cooperberg@amtrustgroup.com
(646) 458-3332

Hunter Hoffmann
VP, Creative and Brand Marketing
Hunter.Hoffmann@amtrustgroup.com
646.870.1949